Exhibit 5.1, 8.1 and 23.1













                                        September 9, 1999


New Century Mortgage Securities, Inc.
18400 Von Karman, Suite 1000
Irvine, California  92612

                  New Century Mortgage Securities, Inc.
                  Mortgage Pass-Through Certificates and
                  Mortgage-Backed Notes
                  Registration Statement on Form S-3
                  --------------------------------------

Ladies and Gentlemen:

         We are counsel to New Century Mortgage Securities, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes"; collectively with the Certificates, the "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement") among the Registrant and a master servicer and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in one of the forms filed as Exhibits to the Registration Statement. The Notes are issuable in series under separate indentures (each such indenture, an "Indenture"), between an indenture trustee and an issuer to be formed, each to be identified in the prospectus supplement for such series of Notes. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

         In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed



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New Century Mortgage Securities, Inc.                                    Page 2.
September 9, 1999

below inconsistent with such documents as so modified or supplemented. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates.

         Our opinions set forth below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law,
(ii) the enforceability of the remedies of specific performance and self-help and any provision which purports or is construed to require waiver of the obligation of good faith, materiality, fair dealing, diligence or reasonableness or objection to venue or forum, to impose a penalty or forfeiture or to release, exculpate or exempt a party from, or to require indemnification of a party for, liability for its own action or inaction to the extent that the action or inaction includes negligence, recklessness or willful or unlawful conduct and
(iii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties.

         In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, the laws of the State of New York and the State of Delaware. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

         Based upon and subject to the foregoing, it is our opinion that:

         1. Each Pooling and Servicing Agreement, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

         2. Each Indenture, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

         3. Each series of Certificates, assuming the authorization, execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery thereof and payment therefor as contemplated in the Registration Statement and in the prospectus and prospectus supplement delivered in connection with such Certificates, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

         4. Each series of Notes, assuming the authorization, execution and authentication



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New Century Mortgage Securities, Inc.                                    Page 3.
September 9, 1999

                  thereof in accordance with the related Indenture and the delivery thereof and payment therefor as contemplated in the Registration Statement and in the prospectus and prospectus supplement delivered in connection with such Notes, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Indenture.

         5. The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, discusses the material federal income tax consequences of an investment in the Securities, is accurate with respect to those tax consequences which are discussed and we hereby adopt and confirm that description as our opinion.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                                 Very truly yours,

                                                 THACHER PROFFITT & WOOD


                                                 By:
                                                 Name:    Richard M. Horowitz
                                                 Title:   Partner